EXHIBIT 5 & 23.2N

                        SCHOEMAN, MARSH & UPDIKE, LLP

                             60 EAST 42ND STREET

                          NEW YORK, N. Y. 10165-006


                                  June 17, 1997





Securities and Exchange Commission
Washington, D.C. 20549

                            Vicon Industries. Inc.

Dear Sirs:

            We are acting as counsel to Vicon Industries, Inc. (the "Registrant") in connection with the preparation of its registration statement on Form S-8 (the "Registration Statement") registering 250,000 shares of the Registrant's Common Stock, par value $.0l per share issuable pursuant to the Registrant's 1996 Incentive Stock Option Plan and 1996 Non-Qualified Stock Option Plan for Outside Directors.

        We have examined such Plans and such other documents as we believe necessary or appropriate for us to render the opinion set forth below.

        We are of the opinion that such  250,000  shares when issued and sold in
accordance   with  such   Plans  will  be   legally   issued,   fully  paid  and
non-assessable.

        We consent to the inclusion of this opinion in the Registration Statement as an exhibit thereto.

                                Very truly yours,



                                             Schoeman, Marsh, Updike LLP







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